Exhibit 10.2

L E A S E   A G R E E M E N T

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this 13th day of June 2013 between DSI (the "Landlord"), and Pacific WebWorks (the “tenant”).

For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereinafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I.  PREMISES

1.1

Description of Premises.  Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

(a)

That certain floor area containing Ste. 100, consisting of approximately 4000 rentable sq. ft.,  (the "Leased Premises") on the east side of the First floor of the building located at 230 W. 400 S. Salt Lake City, UT  84111 (the “BUILDING”).  Exact space defined on attached floor plan (Addendum A).

(b)

The non-exclusive right to Tenant's Proportionate Share of the Common Areas (as defined in Section 19.1 below).

(c)

Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from the Leased Premises and Tenant's pro rata portion of the Common Areas.

(d)

Parking for up to 15 vehicles will be provided, including five (5) covered, reserved spaces.  In the event additional leasing creates parking shortages, landlord agrees to allow tenant to park a minimum of 2 vehicles on the West side of the building in the area nearest the curb.

(e)

Tenant shall have first right of refusal to lease Ste. 101, consisting of approximately 3400 rentable sq. ft., on the west side of the First floor in the Building (the “Right of First Refusal Space”).  Such Right of First Refusal shall be exercisable by Tenant only if no event of default by Tenant under this Lease then exists and is continuing beyond the expiration of any notice and cure periods applicable thereto under the Lease, as of the date of submission of the Offer (as defined below) by Landlord to Tenant. If Landlord receives a bona fide offer (the “Offer”) from a prospective tenant to lease all or any part of the Right of First Refusal Space, Landlord shall give Tenant written notice of such fact, setting forth in such notice all of the material terms and conditions of such Offer. After Landlord notifies Tenant in writing of such an Offer, Tenant shall have five (5) days to exercise the Right of First Refusal to lease the Right of First Refusal Space by written notice to Landlord.

1.2

Work Improvement.  The obligations of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy are described in detail on Exhibit "A." Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit "A" and shall perform or have the work performed promptly and diligently in a workmanlike manner.  N/A As IS

1.3

Changes to Building.  Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or to the Property.  Tenant shall not, in such event, claim or be allowed any damages for injury or for inconvenience occasioned thereby and shall not be entitled to terminate this Lease.

II.  TERM

2.1

Length of Term.  The term of this Lease shall be for a period of 5 years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.  This lease shall automatically renew for a period of One Month on the 1st day of each subsequent month following the  end of the lease period, until written notice is received from tenant thirty days prior to vacating the premises, or upon thirty day written notice by landlord.  This lease has a 1 year extension option upon 30 days written notice prior to lease expiration.

2.2

Commencement Date; Obligation to Pay Rent.  The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the last to occur of the following dates (the "Commencement Date"):

(a)

June 1, 2013 through May 31, 2018

Except to the extent of any monies deposited with Landlord by Tenant, Landlord shall not have any liability to Tenant arising out of the failure of the Commencement Date to occur.

2.3

Acknowledgment of Commencement Date.  In the event that the Commencement Date occurs other than on the date set forth in Section 2.2(a) above, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit "B."

III.  BASIC RENTAL PAYMENT

3.1

Basic Monthly Rent.  Tenant agrees to pay to Landlord as basic monthly rent (the "Basic Monthly Rent") at such place as Landlord may designate without prior demand therefore and without any deduction or set off whatsoever, the sum of:

$4,300 per month in Year 1

$4,425 per month in Year 2

$4,550 per month in Year 3

$4,700 per month in Year 4

$4,825 per month in Year 5

Said Basic Monthly Rent shall be due and payable in advance on the first day of each calendar month during the term of the Lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check.  In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month) and paid on the Commencement Date.  Rent payments received after Close of Business (COB) the 5th day of the month in which it is due will be subject to a 5% late fee. Balances over 30 days old will be subject to 18% interest in addition to late fees.

3.2

Additional Monetary Obligations.  Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease.  Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of Basic Monthly Rent.

V. SECURITY DEPOSIT

5.1

Deposit to be paid with first month’s rent.  Upon lease execution, tenant will deposit the sum of Four Thousand Eight Hundred Twenty-Five

Dollars ($4,825.00) with Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder.  Such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord if, at such time, Tenant has performed all such terms, covenants and conditions of this Lease.  Prior to the time when Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.

5.2

Default.  In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of rent or additional rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any unpaid Basic Monthly Rent or Additional Rent, or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.

VI.  USE

6.1

Use of Leased Premises.  The Leased Premises shall be used and occupied by Tenant for general office purposes only and for no other purpose whatsoever without the prior written consent of Landlord.

Tenant agrees not to keep, use or permit to be kept or used on the Leased Premises any flammable fluids, explosives or any "hazardous substance," "solid waste," or "hazardous waste" as said terms are defined in 42 U.S.C. 9601 (14), and 40 C.F.R. 261.1 et seq. without the prior written permission of Landlord.

6.2

Prohibition of Certain Activities or Uses.  The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises, which is prohibited by this Lease or will, in any way:

(a)

Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risks that may be involved).

(b)

Obstruct or interfere with any right of any other tenant or occupant of the Building or injure or annoy such persons.

(c)

Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

(d)

Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises, or Building, or any part thereof, (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

6.3

Affirmation Obligations With Respect to Use.  Tenant will, at its sole cost and expense, comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authority having jurisdiction over the Leased Premises, will keep the Premises and every part thereof in a clean, neat and orderly condition, free of objectionable noise, odors, or nuisance, and which in all respects and at all times fully comply with all health and policy regulations, and shall not suffer, permit, or commit any waste.

6.4

Suitability.  Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building or improvements. Specifically, but not in limitation of the foregoing, no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building or improvements for the conduct of Tenant's business.  The Leased Premises, Building and improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within fifteen (l5) days after the Commencement Date, Tenant shall give Landlord written notice specifying in reasonable detail, the respects in which the Leased Premises, Building or improvements are not in satisfactory condition.

6.5

Taxes.  Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceed Building allowances.

VII.  UTILITIES AND SERVICE

7.1

Obligation of Landlord.  During the term of this Lease, Landlord agrees to cause to be furnished to the Leased Premises during customary business hours and during generally recognized business days the following utilities and services:

(a)

   Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

 (b)

    Snow removal service.

(c)

Landscaping and groundskeeping service.

(d)

Janitorial service:  Common areas shall be cleaned by Landlord;  Landlord also agrees to clean the tenant area as follows:  Restrooms cleaned and wastebaskets emptied two (2) times weekly.  Floors shall be vacuumed and light dusting shall be done once weekly.  Light dusting does not include moving of any tenant devices or property.  Any services beyond the scope of Landlord’s standard full service cleaning (outlined above) shall be the sole responsibility of the tenant.

7.2

Landlord shall pay all charges, including water, heat, gas, electricity and other public utilities used on the leased premises, including all replacements of light bulbs, tubes, ballasts and starters in permanent fixtures within a reasonable time after they burn out.  Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

7.3

Tenant to Insure Leased Premises.

(a)

Tenant shall insure and keep insured the tenants leased portion of the premises against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief, and Tenant shall carry insurance against the risk of business interruption and loss of rents and income resulting from fire or other hazards.  Tenant shall be responsible for any damage to premises as a result of forced entry into his space or burglary thereof.  Such insurance provided for hereunder shall be in a company or companies acceptable to Landlord and shall be procurred and paid for by Tenant, and said policy or policies will be delivered to Landlord.  Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium, shall be deposited with Landlord.

7.4

Limitation of Landlord's Liability.  Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord.  In no event shall Landlord be liable for loss or injury to persons or property, however, arising, occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

VIII.  MAINTENANCE AND REPAIRS; ALTERATIONS, ACCESS

8.1

Maintenance and Repairs by Landlord.  Landlord shall maintain in good order, condition and repair the Building and improvements.  Landlord shall supply and pay for weekly janitorial and cleaning services reasonably required to keep the Building common area and improvements in a clean, sanitary and orderly condition.  Landlord agrees for the term of this Lease, to maintain in good condition and repair any latent defects in the exterior wall, floor joists, and foundations, and to repair any latent defects in the plumbing, electrical, heating and air conditioning systems as well as any damage that might result from acts of Landlord or Landlords representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

8.2

Maintenance and Repairs by Tenant.  Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, reasonable wear and tear excepted. Tenant expressly and irrevocably waives the benefit or applicability of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Leased Premises in good order, condition and repair.

8.3

Alterations.  Except as set forth on Exhibit "A” attached hereto, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval.  Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.  In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense.  All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit.  Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto.  In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building.  Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Premises unless Landlord otherwise elects at the end of the term hereof.

8.4

Landlord's Access to Leased Premises.  Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building.  Landlord shall also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable.  Landlord shall be allowed to take all material upon said Leased premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no way abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "To Let" or "For Sale" signs which Tenant shall permit to remain thereon.

IX.  ASSIGNMENT

9.1

Assignment Prohibited.  Tenant shall not transfer, assign, mortgage or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance.  Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law.  Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, or a partnership, the transfer assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine (49%) percent shall be deemed an assignment within the meaning of this Section.

9.2

Consent Required.  Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder.  Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

9.3

Landlord's Right in Event of Assignment.  If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, not shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performances of all the covenants and obligations of Tenant herein contained.  In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $l00.00 incurred in connection with processing of documents necessary to the giving of such consent.

X.  INDEMNITY

10.l

Indemnification By Tenant.  Tenant shall indemnify Landlord and save it harmless from and against any and all suits, actions, damages, claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or the occupancy or use by Tenant of Leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or concessionaires.

10.2

Release of Landlord.  Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying space in the Building.  Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

10.3

Notice.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

10.4

Litigation.  In case Landlord, without fault on its part, shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorney's fees incurred by Landlord.

XI.  INSURANCE

Tenant will maintain insurance as follows:

a)

Liability insurance naming Landlord as co-insured, as its interests may appear.

b)

Tenant shall maintain its own insurance protecting it from interruption from business by reason of casualty, fire, legal, sprinkler damage, or other interruption of business.   All items required to be covered by Tenant's insurance shall relieve Landlord of all direct or indirect responsibility for the items so covered; the release of liability being one of the conditions of this Lease.

XII.  CONDEMNATION - DESTRUCTION BY FIRE OR CASUALTY

If the Leased Premises are taken by condemnation or destroyed or partially destroyed by fire, then, at the beginning of the month following the date that the Leased Premises are not habitable, rent shall abate and the lease period be extended until such time as the Leased Premises are rendered reasonably habitable.  The opinion of any MAI appraiser hired by either party shall be binding upon the parties in effecting the determination as to whether the premises are reasonably habitable.  During such period as the Leased Premises cannot be fully occupied, the term shall abate, and the period in which the building is not habitable shall not be charged against the term of the Tenant; such period being added as an extension of term without payment of rentals.  If building is taken by condemnation, then Owner's responsibility to Tenant is terminated, but this in no way shall affect the Tenant's damages in condemnation against the condemnor for the loss of the use of the Leased Premises during the remainder of the Lease.

If the whole of the Leased premises or any major portion thereof, as would affect the Tenant's occupation and use of the Leased Premises, shall be destroyed or partially destroyed by fire or other casualty, or rendered untenable for any other reason other than the fault of the Tenant, this Lease shall terminate at the election of the Landlord or the Tenant upon written notice given within thirty days of the occurrence advising of the termination and the grounds therefore.  If Tenant does not terminate, then Landlord shall, within three months of he date of the occurrence, advise Tenant that it will not repair or refurbish the premises or that it will repair or refurbish the premises.  If Landlord repairs the Leased Premises to a habitable condition, then rental and term shall recommence on the first of the calendar month following the date the Leased Premises are placed in a habitable condition. Tenant waives any claim arising out of destruction of any portion of the Leased Premises, regardless of the reason that gives rise to the repair.

In the event the landlord sells the aforementioned property, landlord has the right to terminate this lease with NINETY (90) days written notice to tenant.

XIII.  LANDLORD'S RIGHTS TO CURE

13.1

General Right.  In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance.  If prior to its giving notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such lender.  For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved.  If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

13.2

Mechanic's Lien.  Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (l0) days after notice by Landlord.

XIV.  DEFAULT

14.1

If Tenant shall default in the payment of rental; then, if said default is not corrected within five (5) days of the date of notice of default, Landlord, at its election, may reenter the Leased Premises, terminate the Lease, and anything to the contrary herein notwithstanding, and Tenant thereupon waives service of any notice in writing of intention to reenter and expressly waives all right of restoration of possession of the Leased Premises, and Tenant will indemnify Landlord against all damages suffered by Landlord by reason of such default, including attorney's fees and expenses incurred in enforcing any of the terms of this Lease.

14.2

If Tenant fails to correct any other default in the performance of the terms or conditions of this Lease other than the payment of rental and shall not correct such default within twenty (20) days after written notice of the default, then, Landlord, at its election, may terminate this Lease, reenter the Leased Premises, anything to the contrary herein notwithstanding, and terminate Tenant's right to the possession of the Leased Premises.

14.3

Tenant's obligation to correct the default and to continue making the remainder of the lease payments due on the Leased Premises shall not terminate on termination of possession, but shall be ameliorated to the extent that Landlord is able, by the use of reasonable diligence, to obtain the correction of the default and lease the Leased Premises to a new tenant.

XV.  PROVISIONS APPLICABLE AT TERMINATION OF LEASE

15.1

Surrender of Premises.  At the expiration of this Lease, Tenant shall surrender the Leased Premises in the same condition as they were in upon delivery of possession thereto under this Lease (reasonable wear and tear excepted) and shall deliver all keys to Landlord.  Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

15.2

Holding Over.  Any holding over after the expiration of the term hereof or of any renewal term shall be construed to be a tenancy from month to month at the rents herein specified (pro rated on a monthly basis) and shall otherwise be on the terms herein specified so far as possible.

XVI.  ATTORNEYS' FEES

In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonably attorneys' fees, incurred therein by the successful party, such fees not to exceed $2,500.00.

Mediation and Arbitration.  If any dispute or claim in law or equity arises out of this Lease, Tenant and Landlord agree in good faith to attempt to settle such dispute or claim by mediation under the Commercial Mediation rules of the American Arbitration Association.  If such mediation is not successful in resolving such dispute or claim, then such dispute or claim shall be decided by neutral binding arbitration before a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

XVII.  ESTOPPEL CERTIFICATE

17.1

Landlord's Right to Estoppel Certificate.  Tenant shall, within fifteen (l5) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form:  (1)  ratifying this Lease; (2) expressing the Commencement Date and termination date hereof;  (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated);  (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5)  that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6)  the amount of advance rental, if any, (or none if such is the case) paid by Tenant;  (7)  the date to which rental has been paid;  (8)  the amount of any security deposit paid to Landlord; and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

17.2

Effect of Failure to Provide Estoppel Certificate. If Tenant fails to furnish any Estoppel Certificate within fifteen (l5) days after request therefor shall be deemed a default hereunder and, moreover, it shall be conclusively presumed that:  (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request;  (b)  that there are no breaches or defaults on the part of the Landlord; and (c) no more than one (l) month's rent has been paid in advance.

XVIII.  COMMON AREAS

18.1

Definition of Common Areas.  "Common Areas" means all area, spaces, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property, or portions thereof, and their employees, agents, servants, patients, customer's and other invitees (collectively referred to herein as "Occupants") including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, service ways, loading docks, pedestrian walks, courts, stairs, ramps, and sidewalks, common corridors, rooms and restrooms,  electrical and telephone rooms or closets, and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any Tenant (whether or not they are leased or occupied).

18.2

License to Use Common Areas.  The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license.  If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction.  All common areas shall be subject to the exclusive control and management of Landlord.  Landlord shall have the right to construct, maintain, and operate lighting and other facilities on all improvements; to police the same, to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents, an employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking.  Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a property and orderly fashion.

18.3

Parking.  Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord and specifically designated for use by any other tenant and/or the Occupants associated with said other tenant or tenants.  Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.

XIX.  SIGNS, AWNINGS, AND CANOPIES

Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass or any window or door of the Leased Premises without first obtaining Landlord's written approval.

Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things as may be approved in good condition and repair at all times.  Landlord may at Tenant's cost, and without liability to Tenant, enter the Lease Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

XX.  MISCELLANEOUS PROVISIONS

20.1

No Partnership.  Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

20.2

Force Majeure.  Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.

20.3

No Waiver.  Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach.  No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

20.4

Notices.  Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord.  Notice shall be deemed given when received or after two days of mailing, whichever is earlier.  Either party may address for giving notice by written notice to the other.

Landlord:

DSI

  2157 S. Lincoln St.

Salt Lake City, UT  84106

Tenant:

Pacific WebWorks

230 W. 400 S. Ste 100

SLC, UT 84101

20.5  Captions

         (a)

The captions to the sections of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b)

Exhibits  referred to in this Lease, and any addendums and schedules attached to this Lease and initialed by the parties shall be deemed to be incorporated in this Lease as though part thereof.

20.6

Recording.  Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord.  Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

20.7

Partial Invalidity.  If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.8

Tenant Defined;  Use of Pronouns.  The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein.  If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several.  If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporation.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

20.9

Provisions Binding, Etc.  Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions.  In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder and such obligations shall, as of the time of such sale or assignment or on the Commencement Date, whichever is later, automatically pass to Landlord's successor in interest.

20.10

Entire Agreement, Etc.  This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties.  All Exhibits, Rider, or Addenda mentioned in this Lease are incorporated herein by reference.  Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. Any prior conversations or writing are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant.  If any provisions contained in a Rider or Addenda is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addenda shall control. It is hereby agreed that his Lease contains no restrictive covenants or exclusives in favor of Tenant.  The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Section or Paragraph.

20.11

Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

20.12

Agency Disclosure:  At the signing of this Agreement the listing agent,___ N/A ___represents ( ) Landlord ( ) Tenant, and the selling agent, ______________________________ ( ) Landlord ( ) Tenant.  Landlord and Tenant confirm that prior to signing this Agreement written disclosure of the agency relationship(s) was provided to him/her.

( ) ( ) Landlord's initials

( ) ( ) Tenant's initials

NOT APPLICABLE

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the day set forth above.

LANDLORD:

DSI

TENANT: Pacific Webworks

BY:  /s/ Jay Yenny

BY: /s/ Lance Bell

Jay Yenny

Lance Bell

Property Manager

President

Development Specialties, Inc.